Exhibit 99.2

Consolidated Report to the Financial Community
Fourth Quarter 2008
(Released February 24, 2009)

HIGHLIGHTS		After-Tax EPS Variance Analysis	4th Qtr.
		4Q 2007 Basic EPS – GAAP Basis	$0.88
		Special Items – 2007	0.02
▪	Normalized non-GAAP* earnings, excluding special items, were $1.21 per share	4Q 2007 Normalized Earnings – Non-GAAP Basis*	$0.90
	for the fourth quarter of 2008, compared with $0.90 per share for the fourth quarter	Distribution Deliveries	(0.01)
	of 2007. GAAP earnings for the fourth quarter of 2008 were $1.09 per share	Generation Revenues	0.04
	compared with $0.88 per share in the prior year.	Fuel & Purchased Power	(0.04)
		Coal Contract Assignment	0.04
▪	Normalized non-GAAP* earnings for 2008, excluding special items, were $4.57	Generation O&M Expenses	0.12
	per share, exceeding the top of our earnings guidance of $4.30 to $4.40 per share.	Energy Delivery Expenses	0.08
	This also compares favorably with 2007 normalized, non-GAAP earnings of $4.23	Transmission Costs	0.07
	per share. GAAP earnings for 2008 were $4.41 per share, compared with $4.27 per	Pension and Other Employee Benefits	0.04
	share in 2007.	Transition Cost Amoritization - OH	(0.02)
		Depreciation	(0.03)
4Q 2008 Results vs. 4Q 2007		General Taxes	(0.03)
		Investment Income – NDT and COLI	(0.02)
▪	Electric distribution deliveries declined 1.1 million megawatt-hours (MWH), or 4%.	Financing Costs	(0.01)
	Industrial deliveries decreased 900,000 MWH or 10% - the majority coming from	Effective Income Tax Rate	0.09
	reduced usage from steel and automotive customers. Commercial deliveries	Other	(0.01)
	declined 209,000 MWH, or 2%, while residential deliveries increased slightly.	4Q 2008 Normalized Earnings - Non-GAAP Basis*	$1.21
	Heating-degree-days were 13% higher than the same period last year and 5% above	Special Items - 2008	(0.12)
	normal. The resulting lower distribution delivery revenues decreased earnings by	4Q 2008 Basic EPS - GAAP Basis	$1.09
	$0.01 per share.

▪
Total electric generation sales decreased 1.5 million MWH, or 5%.  Retail generation sales decreased 1.3 million MWH, or 5%, reflecting reduced industrial usage and fewer renewals of competitive commercial contracts in the PJM Interconnection LLC (PJM) market. Wholesale electricity sales decreased 0.2 million MWH, or 3%, due to a soft market.  Generation revenues, adjusted to exclude power sourced from third-party auction suppliers for our Jersey Central Power & Light Company (JCP&L) and Pennsylvania Power Company (Penn) customers as well as the Ohio fuel rider in 2008 (instead of the deferral accounting used in 2007), increased earnings by $0.04 per share due to higher wholesale and retail  prices.

▪
Net fuel and purchased power expenses reduced earnings by $0.04 per share.  Higher fuel costs, adjusted for the impact of the Ohio fuel rider in 2008, net of last year’s deferral accounting, reduced earnings by $0.09 per share. The increase in fuel expenses is primarily due to higher coal transportation costs and related fuel surcharges.  Lower purchased power expenses, excluding JCP&L and Penn purchases from third-party auction suppliers, increased earnings by $0.05 per share. The reduction in purchased power costs was primarily due to fewer spot purchases in PJM and Midwest Independent Transmission System Operator, Inc. (MISO).

▪
FirstEnergy Solutions Corp. (FES) assigned two existing Powder River Basin contracts to a third party in order to reduce the forecasted 2010 long coal position as a result of expected deliveries from FES’ joint venture in the Signal Peak mining project in Montana.  The assignment of these contracts resulted in a $0.04 per share contribution to earnings.

▪
Lower generation O&M expenses increased earnings by $0.12 per share.  Fewer scheduled outages at the fossil plants and a $0.01 per share gain on sale of emission allowances in the fourth quarter of 2008 increased earnings by $0.05 per share.  Lower nuclear operating expenses increased earnings by $0.04 per share, mainly due to the absence of a refueling outage in the fourth quarter of 2008 compared to a Beaver Valley Unit 1 refueling outage in the fourth quarter of 2007.  The remaining $0.03 per share benefit from lower generation O&M expenses reflects reduced rental costs due to the purchase by FirstEnergy Nuclear Generation Corp. (NGC) of certain third-party lessor equity interests in our Ohio utilities’ existing sale and leaseback arrangements for the Perry Nuclear Power Plant and Unit 2 of the Beaver Valley Power Station.

▪
Lower energy delivery expenses increased earnings by $0.08 per share.  Expenses benefited from cost control measures, lower uncollectible expenses, and more resources devoted to capital projects this quarter compared to the same period last year.

▪	Lower transmission costs incurred by FES increased earnings by $0.07 per share, primarily due to congestion expense settlements in the fourth quarter of 2008.

▪	Reduced pension expense and other employee benefits each increased earnings by $0.02 per share.

▪	Higher Ohio transition cost amortization reduced earnings by $0.02 per share.

▪	Incremental property additions (including NGC’s purchase of lessor equity interests described above) increased depreciation expense by $0.03 per share.

▪	General taxes reduced earnings by $0.03 per share, primarily due to higher franchise and property taxes.

▪	Decreased investment income from corporate-owned life insurance of $0.04 per share was partially offset by a $0.02 per share increase in nuclear decommissioning trust income.

Consolidated Report to the Financial Community - 4th Quarter 2008	2

▪
Higher financing costs decreased earnings by $0.01 per share. The increase in financing costs is attributable to the issuance of first mortgage bonds by Ohio Edison Company (OE) and The Cleveland Electric Illuminating Company (CEI) in the fourth quarter of 2008.  The higher interest expense was partially offset by higher capitalized interest related to our construction program.

▪
A lower effective income tax rate increased earnings by $0.09 per share.  This year’s lower rate principally reflects the ramp up of the manufacturing deduction percentage, continuing phase-out of the Ohio state income tax, lower interest on reserved tax issues and the utilization of net operating losses to reduce state income taxes.  For 2009, we expect that the marginal tax rate will be approximately 38%.

▪	During the quarter, a $0.12 per share reduction in earnings was recognized from the impairment of securities held in trust for future nuclear decommissioning activities.

2009 Earnings Guidance

FirstEnergy anticipates release of 2009 earnings guidance following regulatory clarity in Ohio.  Please refer to page 16 of this report for a summary of selected earnings changes from 2008 to 2009.  The summary does not include the potential effects of the PUCO approving either the Amended Application containing the proposed Stipulated Electric Security Plan (ESP) or a Market Rate Offer (MRO) that may be implemented in Ohio and is not intended to provide earnings guidance.

* The 2008 GAAP to non-GAAP reconciliation statements can be found on page 14 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s Web site at www.firstenergycorp.com/ir.

For additional information, please contact:

Ronald E. Seeholzer	Rey Y. Jimenez	Irene M. Prezelj
Vice President, Investor Relations	Manager, Investor Relations	Manager, Investor Relations
(330) 384-5415	(330) 761-4239	(330) 384-3859

Consolidated Report to the Financial Community - 4th Quarter 2008	3

FirstEnergy Corp.
Consolidated Statements of Income
 (In millions, except for per share amounts)

		Three Months Ended Dec. 31			Twelve Months Ended Dec. 31
		2008	2007	Change	2008	2007	Change
	Revenues
(1)	Electric sales	$2,990	$2,882	$108	$12,693	$11,944	$749
(2)	Other	211	197	14	934	858	76
(3)	Total Revenues	3,201	3,079	122	13,627	12,802	825

	Expenses
(4)	Fuel	340	291	49	1,340	1,178	162
(5)	Purchased power	915	922	(7)	4,291	3,836	455
(6)	Other operating expenses	667	831	(164)	3,042	3,086	(44)
(7)	Provision for depreciation	177	161	16	677	638	39
(8)	Amortization of regulatory assets	258	234	24	1,053	1,019	34
(9)	Deferral of new regulatory assets	(55)	(125)	70	(316)	(524)	208
(10)	General taxes	182	165	17	778	754	24
(11)	Total Expenses	2,484	2,479	5	10,865	9,987	878

(12)	Operating Income	717	600	117	2,762	2,815	(53)

	Other Income (Expense)
(13)	Investment income (loss)	(14)	27	(41)	59	120	(61)
(14)	Interest expense	(195)	(182)	(13)	(754)	(775)	21
(15)	Capitalized interest	16	11	5	52	32	20
(16)	Total Other Expense	(193)	(144)	(49)	(643)	(623)	(20)

(17)	Income Before Income Taxes	524	456	68	2,119	2,192	(73)
(18)	Income taxes	192	188	4	777	883	(106)
(19)	Net Income	$332	$268	$64	$1,342	$1,309	$33

(20)	Earnings Per Share of Common Stock
(21)	Basic	$1.09	$0.88	$0.21	$4.41	$4.27	$0.14
(22)	Diluted	$1.09	$0.87	$0.22	$4.38	$4.22	$0.16
(23)	Weighted Average Number of
	Common Shares Outstanding
(24)	Basic	304	304	-	304	306	(2)
(25)	Diluted	306	308	(2)	307	310	(3)

Consolidated Report to the Financial Community - 4th Quarter 2008	4

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended December 31, 2008

				Ohio
		Energy	Competitive	Transitional	Other &
		Delivery	Energy	Generation	Reconciling
		Services (a)	Services (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$1,973	$339	$678	$-	$2,990
(2)	Other	142	68	21	(20)	211
(3)	Internal revenues	-	702	-	(702)	-
(4)	Total Revenues	2,115	1,109	699	(722)	3,201

	Expenses
(5)	Fuel	1	339	-	-	340
(6)	Purchased power	933	131	553	(702)	915
(7)	Other operating expenses	360	236	106	(35)	667
(8)	Provision for depreciation	108	64	-	5	177
(9)	Amortization of regulatory assets	255	-	3	-	258
(10)	Deferral of new regulatory assets	(55)	-	-	-	(55)
(11)	General taxes	149	27	2	4	182
(12)	Total Expenses	1,751	797	664	(728)	2,484
(13)	Operating Income	364	312	35	6	717

	Other Income (Expense)
(14)	Investment income (loss)	37	(33)	-	(18)	(14)
(15)	Interest expense	(105)	(36)	-	(54)	(195)
(16)	Capitalized interest	1	14	-	1	16
(17)	Total Other Expense	(67)	(55)	-	(71)	(193)
(18)	Income Before Income Taxes	297	257	35	(65)	524
(19)	Income taxes	119	102	14	(43)	192
(20)	Net Income	$178	$155	$21	$(22)	$332

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries and MISO transmission
	revenues and expenses related to the delivery of generation load.
(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 4th Quarter 2008	5

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended December 31, 2007

				Ohio
		Energy	Competitive	Transitional	Other &
		Delivery	Energy	Generation	Reconciling
		Services (a)	Services (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$1,922	$343	$617	$-	$2,882
(2)	Other	149	36	11	1	197
(3)	Internal revenues	-	691	-	(691)	-
(4)	Total Revenues	2,071	1,070	628	(690)	3,079

	Expenses
(5)	Fuel	1	290	-	-	291
(6)	Purchased power	899	186	528	(691)	922
(7)	Other operating expenses	445	321	87	(22)	831
(8)	Provision for depreciation	103	51	-	7	161
(9)	Amortization of regulatory assets	226	-	8	-	234
(10)	Deferral of new regulatory assets	(72)	-	(53)	-	(125)
(11)	General taxes	137	26	1	1	165
(12)	Total Expenses	1,739	874	571	(705)	2,479
(13)	Operating Income	332	196	57	15	600

	Other Income (Expense)
(14)	Investment income	50	3	-	(26)	27
(15)	Interest expense	(109)	(28)	-	(45)	(182)
(16)	Capitalized interest	4	7	-	-	11
(17)	Total Other Expense	(55)	(18)	-	(71)	(144)
(18)	Income Before Income Taxes	277	178	57	(56)	456
(19)	Income taxes	110	71	23	(16)	188
(20)	Net Income	$167	$107	$34	$(40)	$268

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries and MISO transmission
	revenues and expenses related to the delivery of generation load.
(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 4th Quarter 2008	6

FirstEnergy Corp.
Consolidated Income Segments
 (In millions)

		Three Months Ended Dec. 31, 2008 vs. Three Months Ended Dec. 31, 2007

				Ohio
		Energy	Competitive	Transitional	Other &
		Delivery	Energy	Generation	Reconciling
		Services (a)	Services (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$51	$(4)	$61	$-	$108
(2)	Other	(7)	32	10	(21)	14
(3)	Internal revenues	-	11	-	(11)	-
(4)	Total Revenues	44	39	71	(32)	122

	Expenses
(5)	Fuel	-	49	-	-	49
(6)	Purchased power	34	(55)	25	(11)	(7)
(7)	Other operating expenses	(85)	(85)	19	(13)	(164)
(8)	Provision for depreciation	5	13	-	(2)	16
(9)	Amortization of regulatory assets	29	-	(5)	-	24
(10)	Deferral of new regulatory assets	17	-	53	-	70
(11)	General taxes	12	1	1	3	17
(12)	Total Expenses	12	(77)	93	(23)	5
(13)	Operating Income	32	116	(22)	(9)	117

	Other Income (Expense)
(14)	Investment income (loss)	(13)	(36)	-	8	(41)
(15)	Interest expense	4	(8)	-	(9)	(13)
(16)	Capitalized interest	(3)	7	-	1	5
(17)	Total Other Expense	(12)	(37)	-	-	(49)
(18)	Income Before Income Taxes	20	79	(22)	(9)	68
(19)	Income taxes	9	31	(9)	(27)	4
(20)	Net Income	$11	$48	$(13)	$18	$64

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries and MISO transmission
	revenues and expenses related to the delivery of generation load.
(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 4th Quarter 2008	7

FirstEnergy Corp.
Consolidated Income Segments
(In millions)

		Twelve Months Ended December 31, 2008

				Ohio
		Energy	Competitive	Transitional	Other &
		Delivery	Energy	Generation	Reconciling
		Services (a)	Services (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$8,540	$1,333	$2,820	$-	$12,693
(2)	Other	626	238	82	(12)	934
(3)	Internal revenues	-	2,968	-	(2,968)	-
(4)	Total Revenues	9,166	4,539	2,902	(2,980)	13,627

	Expenses
(5)	Fuel	2	1,338	-	-	1,340
(6)	Purchased power	4,161	779	2,319	(2,968)	4,291
(7)	Other operating expenses	1,648	1,142	374	(122)	3,042
(8)	Provision for depreciation	417	243	-	17	677
(9)	Amortization of regulatory assets	1,002	-	51	-	1,053
(10)	Deferral of new regulatory assets	(329)	-	13	-	(316)
(11)	General taxes	640	109	6	23	778
(12)	Total Expenses	7,541	3,611	2,763	(3,050)	10,865
(13)	Operating Income	1,625	928	139	70	2,762

	Other Income (Expense)
(14)	Investment income (loss)	170	(34)	1	(78)	59
(15)	Interest expense	(410)	(152)	(1)	(191)	(754)
(16)	Capitalized interest	3	44	-	5	52
(17)	Total Other Expense	(237)	(142)	-	(264)	(643)
(18)	Income Before Income Taxes	1,388	786	139	(194)	2,119
(19)	Income taxes	555	314	56	(148)	777
(20)	Net Income	$833	$472	$83	$(46)	$1,342

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries and MISO transmission
	revenues and expenses related to the delivery of generation load.
(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 4th Quarter 2008	8

FirstEnergy Corp.
Consolidated Income Segments
(In millions)

		Twelve Months Ended December 31, 2007

				Ohio
		Energy	Competitive	Transitional	Other &
		Delivery	Energy	Generation	Reconciling
		Services (a)	Services (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$8,069	$1,316	$2,559	$-	$11,944
(2)	Other	657	152	37	12	858
(3)	Internal revenues	-	2,901	-	(2,901)	-
(4)	Total Revenues	8,726	4,369	2,596	(2,889)	12,802

	Expenses
(5)	Fuel	5	1,173	-	-	1,178
(6)	Purchased power	3,733	764	2,240	(2,901)	3,836
(7)	Other operating expenses	1,700	1,160	305	(79)	3,086
(8)	Provision for depreciation	404	204	-	30	638
(9)	Amortization of regulatory assets	991	-	28	-	1,019
(10)	Deferral of new regulatory assets	(371)	-	(153)	-	(524)
(11)	General taxes	623	107	4	20	754
(12)	Total Expenses	7,085	3,408	2,424	(2,930)	9,987
(13)	Operating Income	1,641	961	172	41	2,815

	Other Income (Expense)
(14)	Investment income	240	16	1	(137)	120
(15)	Interest expense	(456)	(172)	(1)	(146)	(775)
(16)	Capitalized interest	11	20	-	1	32
(17)	Total Other Expense	(205)	(136)	-	(282)	(623)
(18)	Income Before Income Taxes	1,436	825	172	(241)	2,192
(19)	Income taxes	574	330	69	(90)	883
(20)	Net Income	$862	$495	$103	$(151)	$1,309

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries and MISO transmission
	revenues and expenses related to the delivery of generation load.
(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 4th Quarter 2008	9

FirstEnergy Corp.
Consolidated Income Segments
(In millions)

		Twelve Months Ended Dec. 31, 2008 vs. Twelve Months Ended Dec. 31, 2007

				Ohio
		Energy	Competitive	Transitional	Other &
		Delivery	Energy	Generation	Reconciling
		Services (a)	Services (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$471	$17	$261	$-	$749
(2)	Other	(31)	86	45	(24)	76
(3)	Internal revenues	-	67	-	(67)	-
(4)	Total Revenues	440	170	306	(91)	825

	Expenses
(5)	Fuel	(3)	165	-	-	162
(6)	Purchased power	428	15	79	(67)	455
(7)	Other operating expenses	(52)	(18)	69	(43)	(44)
(8)	Provision for depreciation	13	39	-	(13)	39
(9)	Amortization of regulatory assets	11	-	23	-	34
(10)	Deferral of new regulatory assets	42	-	166	-	208
(11)	General taxes	17	2	2	3	24
(12)	Total Expenses	456	203	339	(120)	878
(13)	Operating Income	(16)	(33)	(33)	29	(53)

	Other Income (Expense)
(14)	Investment income (loss)	(70)	(50)	-	59	(61)
(15)	Interest expense	46	20	-	(45)	21
(16)	Capitalized interest	(8)	24	-	4	20
(17)	Total Other Expense	(32)	(6)	-	18	(20)
(18)	Income Before Income Taxes	(48)	(39)	(33)	47	(73)
(19)	Income taxes	(19)	(16)	(13)	(58)	(106)
(20)	Net Income	$(29)	$(23)	$(20)	$105	$33

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries and MISO transmission
	revenues and expenses related to the delivery of generation load.
(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses
	and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 4th Quarter 2008	10

FirstEnergy Corp.
Financial Statements
 (In millions)

Condensed Consolidated Balance Sheets

	As of	As of
Assets	Dec. 31, 2008	Dec. 31, 2007
Current Assets:
Cash and cash equivalents	$545	$129
Receivables	1,471	1,421
Other	1,037	680
Total Current Assets	3,053	2,230

Property, Plant and Equipment	17,723	15,383
Investments	3,017	3,598
Deferred Charges and Other Assets	9,728	11,100
Total Assets	$33,521	$32,311

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$2,476	$2,014
Short-term borrowings	2,397	903
Accounts payable	794	777
Other	1,431	1,454
Total Current Liabilities	7,098	5,148

Capitalization:
Common stockholders' equity	8,283	8,977
Long-term debt and other long-term obligations	9,100	8,869
Total Capitalization	17,383	17,846
Noncurrent Liabilities	9,040	9,317
Total Liabilities and Capitalization	$33,521	$32,311

General Information
	Three Months Ended Dec. 31		Twelve Months Ended Dec. 31

	2008	2007	2008	2007
Debt and equity securities redemptions	$301	$474	$1,034	$2,039
New long-term debt issues	$736	$420	$1,367	$1,520
Short-term borrowings increase (decrease)	$5	$330	$1,494	$(205)
Property additions (a)	$711	$506	$2,888	$1,633

(a) Includes purchase of lessor equity interests in Beaver Valley Unit 2 and Perry in the twelve months ended
December 31, 2008.

Adjusted Capitalization
	As of December 31
	2008	% Total	2007	% Total
Total common equity	$8,283	36%	$8,977	40%
Long-term debt and other long-term obligations	9,100	40%	8,869	40%
Currently payable long-term debt	2,476	11%	2,014	9%
Short-term borrowings	2,397	11%	903	4%
Adjustments:
Sale-leaseback net debt equivalents	1,428	6%	1,990	9%
JCP&L securitization debt and cash	(842)	-4%	(397)	-2%
Total	$22,842	100%	$22,356	100%

Consolidated Report to the Financial Community - 4th Quarter 2008	11

FirstEnergy Corp.
Financial Statements
 (In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended Dec. 31		Twelve Months Ended Dec. 31
	2008	2007	2008	2007
Cash flows from operating activities

Net income	$332	$268	$1,342	$1,309

Adjustments to reconcile net income to net cash from operating activities:

Depreciation, amortization, and deferral of regulatory assets	380	270	1,414	1,133
Deferred purchased power and other costs	(63)	(81)	(226)	(346)
Deferred income taxes and investment tax credits	88	149	366	(9)
Deferred rents and lease market valuation liability	(33)	(58)	(95)	(99)
Pension trust contribution	-	-	-	(300)
Cash collateral, net	(52)	(18)	(31)	(68)
Electric service prepayment programs	(19)	(23)	(77)	(75)
Change in working capital and other	158	(23)	(474)	149
Cash flows provided from operating activities	791	484	2,219	1,694
Cash flows provided from (used for) financing activities	266	100	1,180	(1,342)
Cash flows used for investing activities	(693)	(485)	(2,983)	(313)
Net increase in cash and cash equivalents	$364	$99	$416	$39

Deferrals and Amortizations
	Three Months Ended Dec. 31			Twelve Months Ended Dec. 31
	2008	2007	Change	2008	2007	Change
Ohio Rate Plans and Transmission Deferrals

Regulatory Assets - Beginning	$1,622	$1,817		$1,847	$1,863
Interest on shopping incentives	7	8	$(1)	31	36	$(5)
MISO costs and interest	16	11	5	8	56	(48)
RCP distribution reliability costs and interest	24	23	1	153	166	(13)
RCP fuel costs and interest	1	45	(44)	(6)	107	(113)
Current period deferrals	$48	$87	$(39)	$186	$365	$(179)

Amortization

Ohio transition costs	$(73)	$(69)	$(4)	$(307)	$(291)	$(16)
Shopping incentives	(35)	(29)	(6)	(128)	(123)	(5)
MISO costs	(17)	(9)	(8)	(52)	(29)	(23)
Other	(2)	(7)	5	(1)	(23)	22
Current period amortization	$(127)	$(114)	$(13)	$(488)	$(466)	$(22)
Regulatory Assets - Ending	$1,536	$1,847		$1,536	$1,847

Pennsylvania Deferred PJM Costs
Beginning balance	$338	$227		$255	$157
Net deferral (recovery) of PJM costs	(12)	27	$(39)	71	97	$(26)
Ending balance	$326	$254		$326	$254

New Jersey Deferred Energy Costs
Beginning balance	$210	$330		$322	$369
Net deferral (recovery) of energy costs	10	(8)	$18	(102)	(47)	$(55)
Ending balance	$220	$322		$220	$322

Consolidated Report to the Financial Community - 4th Quarter 2008	12

FirstEnergy Corp.
Statistical Summary

Electric Sales Statistics (kWh in millions)
		Three Months Ended Dec. 31			Twelve Months Ended Dec. 31
Electric Distribution Deliveries		2008	2007	Change	2008	2007	Change

Ohio	- Residential	4,266	4,244	0.5%	17,380	17,586	-1.2%
	- Commercial	3,452	3,610	-4.4%	14,834	15,107	-1.8%
	- Industrial	5,038	5,686	-11.4%	22,232	23,346	-4.8%
	- Other	93	93	-	370	372	-0.5%
	Total Ohio	12,849	13,633	-5.8%	54,816	56,411	-2.8%

Pennsylvania	- Residential	3,025	2,927	3.3%	11,822	11,782	0.3%
	- Commercial	2,778	2,769	0.3%	11,366	11,268	0.9%
	- Industrial	2,317	2,499	-7.3%	10,039	10,229	-1.9%
	- Other	21	21	-	82	82	-
	Total Pennsylvania	8,141	8,216	-0.9%	33,309	33,361	-0.2%

New Jersey	- Residential	2,144	2,222	-3.5%	9,667	9,839	-1.7%
	- Commercial	2,363	2,423	-2.5%	9,707	9,867	-1.6%
	- Industrial	640	719	-11.0%	2,773	2,885	-3.9%
	- Other	22	22	-	88	88	-
	Total New Jersey	5,169	5,386	-4.0%	22,235	22,679	-2.0%

Total Residential		9,435	9,393	0.4%	38,869	39,207	-0.9%
Total Commercial		8,593	8,802	-2.4%	35,907	36,242	-0.9%
Total Industrial		7,995	8,904	-10.2%	35,044	36,460	-3.9%
Total Other		136	136	-	540	542	-0.4%
Total Distribution Deliveries		26,159	27,235	-4.0%	110,360	112,451	-1.9%

Electric Sales Shopped
Ohio	- Residential	391	518	-24.5%	2,007	2,201	-8.8%
	- Commercial	602	825	-27.0%	3,147	3,534	-11.0%
	- Industrial	491	645	-23.9%	2,468	2,689	-8.2%
	Total Ohio	1,484	1,988	-25.4%	7,622	8,424	-9.5%

Pennsylvania	- Residential	37	29	27.6%	129	73	76.7%
	- Commercial	193	186	3.8%	761	632	20.4%
	- Industrial	459	507	-9.5%	2,058	1,895	8.6%
	Total Pennsylvania	689	722	-4.6%	2,948	2,600	13.4%

New Jersey	- Commercial	614	559	9.8%	2,464	2,156	14.3%
	- Industrial	488	562	-13.2%	2,132	2,214	-3.7%
	Total New Jersey	1,102	1,121	-1.7%	4,596	4,370	5.2%
Total Electric Sales Shopped		3,275	3,831	-14.5%	15,166	15,394	-1.5%

Electric Generation Sales
Retail - Regulated		22,884	23,404	-2.2%	95,194	97,057	-1.9%
Retail - Competitive		2,315	3,056	-24.2%	10,938	12,995	-15.8%
Total Retail		25,199	26,460	-4.8%	106,132	110,052	-3.6%
Wholesale		6,318	6,543	-3.4%	24,655	24,115	2.2%
Total Electric Generation Sales		31,517	33,003	-4.5%	130,787	134,167	-2.5%

Operating Statistics

	Three Months Ended Dec. 31			Twelve Months Ended Dec. 31
	2008	2007		2008	2007
Capacity Factors:
Nuclear	99%	88%		93%	89%
Fossil - Baseload	83%	81%		84%	80%
Fossil - Load Following	60%	67%		64%	71%
Generation Output:
Nuclear	41%	38%		39%	37%
Fossil - Baseload	39%	40%		40%	38%
Fossil - Load Following	19%	21%		20%	23%
Peaking	1%	1%		1%	2%

Weather	Three Months Ended Dec. 31			Twelve Months Ended Dec. 31
	2008	2007	Normal	2008	2007	Normal
Composite Heating-Degree-Days	2,053	1,824	1,949	5,579	5,443	5,504
Composite Cooling-Degree-Days	5	70	15	887	1,039	924

Consolidated Report to the Financial Community - 4th Quarter 2008	13

FirstEnergy Corp.
Special Items and EPS Reconciliations
 (In millions, except for per share amounts)

Special Items
	Three Months Ended Dec. 31		Twelve Months Ended Dec. 31
	2008	2007	2008	2007

Pre-tax Items - Income Increase (Decrease)
Gain on sale of non-core assets (a)	$-	$-	$32	$21
Saxton decommissioning costs regulatory assets (b)	-	-	-	27
Trust securities impairment (c)	(60)	(10)	(123)	(26)
Litigation settlement (a)	-	-	15	-
Total-Pretax Items	$(60)	$(10)	$(76)	$22

EPS Effect	$(0.12)	$(0.02)	$(0.16)	$0.04

(a) Included in "Revenues - Other"
(b) Included in "Deferral of new regulatory assets"
(c) Included in "Investment income"

2008 Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)

	ACTUAL	ACTUAL
	Three Months	Twelve Months
	Ended Dec. 31	Ended Dec. 31

Basic EPS (GAAP basis)	$1.09	$4.41
Excluding Special Items:
Gain on sale of non-core assets	-	(0.06)
Litigation settlement	-	(0.03)
Trust securities impairment	0.12	0.25
Basic EPS (Non-GAAP basis)	$1.21	$4.57

Consolidated Report to the Financial Community - 4th Quarter 2008	14

FirstEnergy Corp.
Liquidity and Capital Expenditures

Liquidity position as of January 31, 2009

Company	Type	Maturity	Amount (M)	Available (M)
FirstEnergy(1)	Revolving	Aug. 2012	$2,750	$405
FirstEnergy & FirstEnergy Solutions	Revolving	May 2009	300	300
FirstEnergy	Bank Lines	Various(2)	120	20
FirstEnergy Generation Corp.	Term Loan	Oct. 2009(3)	300	300
OH & PA Utilities	Receivables Financing	Various(4)	550	469
(1) FirstEnergy Corp. and subsidiary borrowers.		Subtotal:	$4,020	$1,494
(2) $100M matures November 30, 2009; $20M uncommitted		Cash:	-	1,110
line of credit with no maturity date.		Total:	$4,020	$2,604
(3) Drawn amounts are payable within 30 days and may not
be reborrowed.
(4) $370M expires March 21, 2009; $180M expires December 18, 2009.

2009 Capital Expenditures
(in millions)

Projected non-AQC capital expenditures:

Projected Non-AQC Capital		2010-2013
Spending by Business Unit	2009	Average
Energy Delivery	$701	$804
Nuclear	260	354
Fossil	219	255
Corporate & Other	58	116
Subtotal without AQC	$1,238	$1,529

Projected capital expenditures for AQC:

Projected AQC Capital Spending	2009	2010
AQC*	$414	$92
Change from Prior year	(224)	(322)

*Excludes the Burger Plant since a decision has been deferred regarding the future of the AQC project or closure of the plant.

Consolidated Report to the Financial Community - 4th Quarter 2008	15

FirstEnergy Corp.
2009 Earnings Drivers

2009 Earnings Drivers

The following represents a high-level summary of selected items that are expected to impact normalized earnings in 2009 compared to the prior year.  These estimates are presented on a pre-tax basis and do not reflect impacts of the Amended Application containing the proposed Stipulated ESP pending before the Public Utilities Commission of Ohio (PUCO).  This list is not all-inclusive and is not intended to provide earnings guidance.

Positive earnings drivers in 2009 are expected to include:
▪	O&M reductions – more than $100M, $0.20 per share earnings impact
Represents anticipated cost savings from staffing adjustments, changes in compensation structure, fossil plant outage schedule changes and general cost-saving measures.
▪	Ohio distribution rate increase – $75M, $0.15 per share earnings impact
Reflects approval by the PUCO on January 21, 2009, of an annual increase of $137 million less amortization of regulatory assets of $53 million, adjusted to reflect partial recovery in 2009 due to January 23, 2009, effective date for OE and The Toledo Edison Company (TE) rates and May 1, 2009, effective date for CEI rates.
▪	Reduced Regulatory Transition Charge (RTC) amortization expense – $185M, $0.38 per share earnings impact
Reflects the end of transition cost amortization for OE and TE under the Rate Certainty Plan (RCP), offset by an increase in CEI RTC amortization expense.
▪
Increased generation margin (affiliates) – FES is serving 75% of Ohio retail customer load for first quarter of 2009 pursuant to the results of the request for proposal (RFP) conducted on December 31, 2008, vs. 100% under the 2008 power supply agreement (PSA) with the Ohio utilities.  The average 2008 rate FES received under the PSA with the Ohio utilities was $46.40 per MWH.

Negative earnings drivers in 2009 are expected to include:
▪	Increased Pension/OPEB expense – $230M, ($0.47) per share earnings impact
Reflects expense of ($0.35) per share in 2009 versus income of $0.12 per share in 2008, due primarily to market-related declines in the value of plan investments.
▪	Additional nuclear refueling outage – $30M, ($0.06) per share earnings impact
Reflects three planned nuclear refueling outages in 2009 compared to two in 2008.
▪	Generation output – 2009 output is projected to be 80.6 million MWH vs. 2008 output of 82.4 million MWH.
▪	Reduced Ohio RTC recovery – $560M, ($1.14) per share earnings impact
Represents the full-year impact of the end of RTC recovery for OE and TE and reduced recovery at CEI projected to begin in June 2009.
▪
Change in third-party power supply contracts for Metropolitan Edison Company (Met-Ed)/Pennsylvania Electric Company (Penelec) totaling 4.5 million MWH – The end of these contracts results in increased purchased power expense of $7.50 per MWH for Met-Ed/Penelec (or a total of $34M, earnings impact of ($0.07) per share). Additionally, FES is obligated to replace this supply at a price of $41.50, resulting in a lost wholesale sales opportunity.

▪	Higher fuel expense – $240M, ($0.49) per share earnings impact
Due primarily to eastern coal contract re-openers, emission allowances, the price of nuclear fuel and includes a positive $25 million coal inventory adjustment reported in 3Q 2008.
▪	Reduced Ohio distribution reliability deferral – $125M, ($0.25) per share earnings impact
End of deferral accounting approved under the RCP, net of over-recovery of OE and TE RTC in 2008.
▪	Increased depreciation – $45M, ($0.09) per share earnings impact
▪	Increased general taxes – $40M, ($0.08) per share earnings impact

Consolidated Report to the Financial Community - 4th Quarter 2008	16

RECENT DEVELOPMENTS

Record Generation Output
FES set a new generation output record of 82.4 million MWH during 2008, an increase over the previous record of 82.0 million MWH established in 2006. This generation record reflects an all-time high for the nuclear fleet, which set a new generation output record of 32.2 million MWH during 2008, a 6% increase over the previous record established in 2007.  These records reflect, in part, efforts to increase fleet output through incremental, low-cost upgrades and enhancements.  During 2008, more than 100 megawatts (MW) of nuclear and fossil capacity enhancements were completed.

Wind Power Contract
On December 23, 2008, FES purchased a 17-year contract from Constellation Energy Commodities Group for the procurement of 99 MW of wind power from Twin Groves Wind Farm in Illinois. This purchase expands FES’ renewable energy portfolio and brings its total wind power capacity under contract to 376 MW.

Beaver Valley Achieves Industry Excellence
On January 22, 2009, the Institute of Nuclear Power Operations (INPO) informed FirstEnergy that the Beaver Valley Power Station achieved excellent industry performance in the most recent plant evaluation and assessment administered by the INPO. The achievement was awarded to Beaver Valley for the first time in its 33 years of operation and places it among the industry’s top performers.

R. E. Burger Plant Deadline Extension
On December 30, 2008, FirstEnergy filed a motion with the U.S. District Court for the Southern District of Ohio, requesting an extension of the December 31, 2008, deadline to decide whether to install scrubbers and other environmental equipment for two 156 MW coal fired units at the R.E. Burger Plant, repower the units by switching from coal to natural gas, or to shut them down in the next two years.  On January 30, 2009, the Court approved an extension until March 31, 2009.

Fremont Energy Center
In December 2008, the construction schedule for Fremont Energy Center was extended until 2012, when the plant is expected to be brought on line. Original plans called for completion of the plant by 2010. The original cost estimate of $208 million to complete the plant may also be revised as a result of the new construction schedule.  Approximately $41 million of the incremental capital was invested in 2008.

Financing Activities
The September 2008 automatically effective shelf registration filed with the U.S. Securities and Exchange Commission provides FirstEnergy and its utility operating subsidiaries with the flexibility to issue and sell equity, secured and unsecured debt and other similar securities from time to time. The following long-term debt securities have been issued and sold under the shelf registration since the end of the third quarter of 2008:

Issuer	Amount	Rate	Type	Date
	(in Millions)			Issue	Maturity
Ohio Edison	$275	8.25%	FMB	10/20/2008	2038
Ohio Edison	$25	8.25%	FMB	10/20/2008	2018
Cleveland Electric	$300	8.875%	FMB	11/18/2008	2018
Metropolitan Edison	$300	7.70%	Sr. Notes	1/20/2009	2019
Jersey Central Power & Light	$300	7.35%	Sr. Notes	1/27/2009	2019

In addition, regulatory authority has been granted for TE and Penn to issue up to $300 million and $100 million of long-term debt, respectively.

Consolidated Report to the Financial Community - 4th Quarter 2008	17

Ohio Regulatory Update
On November 25, 2008, the PUCO issued an order denying the MRO filing made by OE, CEI and TE (collectively, Ohio Companies) that proposed procurement of generation supply for its Ohio customers through a competitive bidding process.  On December 22, 2008, the Ohio Companies filed an application for rehearing on the MRO and on January 21, 2009, the PUCO granted the Ohio Companies’ application for rehearing for further consideration of the matter.

On July 31, 2008, the Ohio Companies filed an ESP with the PUCO. On December 19, 2008, the PUCO substantially modified and approved an ESP for the Ohio Companies. The Ohio Companies withdrew their application for the ESP on December 22, 2008, as allowed under Ohio law. The Ohio Companies cited that the ESP, as modified by the PUCO, no longer maintained a reasonable balance between rate stability for customers and a fair return on the Ohio Companies’ investments to serve those customers. The Ohio Companies also notified the PUCO of their intent to continue their current rate plan and tariffs as of January 1, 2009, as provided for under SB221.

On December 31, 2008, the Ohio Companies conducted a competitive bidding process, using a RFP format administered by an independent third party, for the procurement of electric generation for retail customers from January 5, 2009 through March 31, 2009. Four qualified wholesale bidders were selected, including FES, for 97% of the tranches offered in the RFP. The average winning bid price was equivalent to a retail rate of 6.98 cents per KWH.  Subsequent to the RFP, the remaining 3% of the Ohio Companies’ wholesale energy and capacity needs were obtained through a bilateral contract with the lowest bidder in the RFP procurement.  From January 1, 2009, through January 4, 2009, and during the period when only 97% of the Ohio Companies’ load was served under the RFP, wholesale energy and capacity were purchased from the Midwest Independent System Operator (MISO).  The resulting weighted average retail price for 100% of the Ohio Companies’ needs is 6.95 cents per KWH.

On January 7, 2009, the PUCO ordered the Ohio Companies to file revised tariffs reflecting the termination of OE’s and TE’s Regulatory Transition Charges as well as the termination of fuel recovery riders for each of the Ohio Companies by January 12, 2009, to be effective on January 1, 2009, on a service-rendered basis. On January 9, 2009, the Ohio Companies filed a Motion to Stay to delay the effective date of the January 7, 2009, order in its entirety until the resolution of any appeal of the order. Also on January 9, 2009, the Ohio Companies filed an application for expedited rehearing, asking the PUCO to reconsider its January 7, 2009, decision. In a third filing on January 9, 2009, the Ohio Companies requested a fuel rider, proposing to recover the difference between costs incurred by the Ohio Companies to purchase power under the RFP process described above and the generation charges paid by their customers. A January 9, 2009, Entry from the PUCO approved the Motion to Stay.  On January 14, 2009, the PUCO temporarily approved the fuel rider, subject to a future prudence review. The PUCO also issued an Entry requiring the Ohio Companies to concurrently implement the original January 7, 2009, order.

On January 21, 2009, the PUCO granted the Ohio Companies an increase in distribution rates in the aggregate amount of $136.6 million ($53.3 million represents the recovery of regulatory assets).  New distribution rates were effective January 23, 2009, for OE and TE customers and will be effective May 1, 2009, for CEI customers.

On February 19, 2009, the Ohio Companies filed an amended ESP application, including an attached Stipulation and Recommendation associated with the case that was signed by the Ohio Companies, the Staff of the PUCO, and many of the intervening parties representing a diverse range of interests.

This Stipulated ESP provides generation price stability until June 2011, provides the PUCO flexibility to manage overall price trends, and settles pricing and service arrangements for the distribution of electric service through December 2011.

Consolidated Report to the Financial Community - 4th Quarter 2008	18

Key provisions of the Stipulated ESP include:

▪	In April and May 2009, generation will be supplied to the Ohio Companies from FES at $66.68 per MWH, the average rate resulting from the December 2008 RFP process.

▪	The deferral of a portion of the purchased power costs for CEI will continue during April and May, with recovery of the deferred balance plus carrying costs commencing June 1, 2011.

▪
For the period beginning June 1, 2009, through May 31, 2011, retail generation rates will be set from the results of a descending-clock competitive bidding process, or CBP.  In the CBP, the Ohio Companies will procure, on a slice-of-system basis, 100% of their full requirements supply, including transmission and ancillaries.  The bidding process will be conducted by an independent bid manager.  The PUCO also has the option to phase in the resulting generation pricing for retail customers subject to specified limits.

▪	The promotion of economic development and providing rate discounts for qualifying schools.

▪
CEI will write off 50% of the Extended RTC balance as of May 31, 2009, estimated to be approximately $215 million, and CEI RTC charges will be reduced accordingly commencing on June 1, 2009.  If the Stipulated ESP is approved, one-time charges associated with implementing the ESP would be approximately $250 million (including the CEI Extended RTC balance), or $0.53 per share of common stock.

▪	The Ohio Companies’ commitment to a base distribution rate freeze through the end of 2011.

▪	A delivery service improvement rider will be established effective April 1, 2009, through December 31, 2011.

▪	The recovery of deferrals previously approved by the PUCO.

▪
Establishment of a collaborative process with various signatory parties to the Stipulated ESP and third-party administrators for the implementation of energy efficiency programs that will be subject to cost recovery.

The Ohio Companies and the signatory parties have requested PUCO approval of certain provisions related to near-term generation service by March 4, 2009, and approval of the full Stipulated ESP by March 25, 2009.

Amendments to Market-Based Rate Tariffs
On October 24, 2008, FES, FirstEnergy Generation Corp., NGC, and FirstEnergy Generation Mansfield Unit 1 Corp. (the Applicants) filed proposed amendments to their market-based rate tariffs with the Federal Energy Regulatory Commission (FERC). In preparation for providing wholesale power supply to Ohio customers beginning January 2009 under either an ESP or MRO described above, the Applicants requested a determination that FERC requirements to obtain prior approvals for affiliate sales do not apply to power sales made by FES to CEI, OE and TE. On December 23, 2008, the FERC approved the request by waiving FERC’s required preapproval for affiliated power sales, effective December 24, 2008.

Met-Ed Transmission Rider
On May 22, 2008, the Pennsylvania Public Utility Commission (PPUC) approved the Met-Ed and Penelec annual updates to their Transmission Service Charge Riders (TSC) for the period June 1, 2008, through May 31, 2009.  The PPUC ordered an investigation to review the reasonableness of Met-Ed’s TSC which included a transition approach that would recover past under-recovered costs of $144 million plus carrying charges over a 31-month period and deferral of a portion ($92 million) of projected costs for recovery over a 19-month period beginning June 1, 2009, through December 31, 2010.  Hearings and briefing have been concluded and Met-Ed is awaiting a final PPUC decision.

Consolidated Report to the Financial Community - 4th Quarter 2008	19

Penn Interim Default Service Supply Plan
On January 20, 2009, Penn held an RFP to procure default service for residential and commercial customers.  The PPUC approved the results on January 21, 2009.  The average prices of the winning bids for residential and small commercial customers were $74.80 per MWH and $67.58 per MWH, respectively, and will be reflected in Penn’s new default service rates that are effective for the period June 2009 through May 2011 for residential customers and for the period June 2009 through May 2010 for commercial customers.

Met-Ed and Penelec Customer Prepayment Plan and Procurement Plan
On September 25, 2008, Met-Ed and Penelec filed a Voluntary Prepayment Plan with the PPUC that would provide an opportunity for residential and small commercial customers to prepay an amount on their monthly electric bills during 2009 and 2010, which would earn interest at 7.5% and be used to reduce electric rates in 2011 and 2012. Met-Ed, Penelec, Office of Consumer Advocate and Office of Small Business Advocates reached a settlement agreement on the Voluntary Prepayment Plan and have jointly requested that the PPUC approve the settlement. The Administrative Law Judge issued a decision on January 29, 2009, recommending approval and adoption of the Settlement without modification.

On February 20, 2009, Met-Ed and Penelec filed a generation procurement plan covering the period January 1, 2011 through May 31, 2013, with the PPUC. The Companies’ plan is designed to provide adequate and reliable service through a prudent mix of long term, short term and spot market generation supply as required by Pennsylvania law.  The plan proposes a staggered procurement schedule, which varies by customer class.  The Companies have requested PPUC approval of their plan by October 2009.

Met-Ed and Penelec Rate Case Appeals
Several parties to the Met-Ed and Penelec 2006 rate case proceeding filed Petitions for Review with the Commonwealth Court of Pennsylvania in 2007, asking the court to review the PPUC’s determination on several issues including: the recovery of transmission (including congestion); the transmission deferral; consolidated tax savings; the requested generation increase; and recovery of universal service costs from only the residential rate class. Oral arguments were held on September 10, 2008. The Commonwealth Court issued its decision on November 7, 2008, which affirmed the PPUC's January 11, 2007, order in all respects, including the deferral and recovery of transmission and congestion related costs.

New Jersey Governor’s Economic Assistance and Recovery Plan
In support of the New Jersey Governor’s Economic Assistance and Recovery Plan, JCP&L announced its intent to spend approximately $98 million on infrastructure and energy efficiency projects in 2009. The $40 million that would be spent on infrastructure projects include substation upgrades, new transformers, distribution line re-closers and automated breaker operations. Approximately $34 million would be spent implementing demand response programs as well as expanding existing programs.  JCP&L would spend another $11 million on energy efficiency, specifically replacing transformers and capacitor control systems and installing new LED street lights. The remaining $13 million would be spent on energy efficiency programs that would complement those currently being offered. Completing the projects is dependent upon regulatory approval for full and timely recovery of the costs associated with plan implementation.

Construction of New Transmission Line
On November 24, 2008, the Ohio Power Siting Board authorized the construction of an electric transmission line in Geauga and Lake counties, which will be owned and operated by American Transmission Systems, Inc. The 14.7 mile long transmission line, which will enhance reliability in the surrounding area, is expected to be completed and in service by the summer of 2010.

Consolidated Report to the Financial Community - 4th Quarter 2008	20

Forward-looking Statements:  This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding our management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry and legislative and regulatory changes affecting how generation rates will be determined following the expiration of existing rate plans in Ohio and Pennsylvania, the impact of the PUCO's regulatory process on the Ohio Companies associated with the ESP and MRO filings, including any resultant mechanism under which the Ohio Companies may not fully recover costs (including, but not limited to, the costs of generation supply procured by the Ohio Companies, Regulatory Transition Charges and fuel charges), or the outcome of any competitive generation procurement process in Ohio, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of our regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, other legislative and regulatory changes, revised environmental requirements, including possible greenhouse gas emission regulations, the potential impacts of the U.S. Court of Appeals' July 11, 2008 decision requiring revisions to the CAIR rules and the scope of any laws, rules or regulations that may ultimately take their place, the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the AQC Plan (including that such amounts could be higher than anticipated or that certain generating units may need to be shut down) or levels of emission reductions related to the Consent Decree resolving the NSR litigation or other potential regulatory initiatives, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the NRC (including, but not limited to, the Demand for Information issued to FENOC on May 14, 2007), the timing and outcome of various proceedings before the PUCO (including, but not limited to the distribution rate cases and the generation supply plan filing for the Ohio Companies and the successful resolution of the issues remanded to the PUCO by the Ohio Supreme Court regarding the RSP and the RCP, including the recovery of deferred fuel costs), Met-Ed's and Penelec's transmission service charge filings with the PPUC, the continuing availability of generating units and their ability to operate at or near full capacity, the ability to comply with applicable state and federal reliability standards, the ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the ability to improve electric commodity margins and to experience growth in the distribution business, the changing market conditions that could affect the value of assets held in our nuclear decommissioning trusts, pension trusts and other trust funds, and cause us to make additional contributions sooner, or in an amount that is larger than currently anticipated, the ability to access the public securities and other capital and credit markets in accordance with our financing plan and the cost of such capital, changes in general economic conditions affecting us, the state of the capital and credit markets affecting us, interest rates and any actions taken by credit rating agencies that could negatively affect our access to financing or its costs and increase our requirements to post additional collateral to support outstanding commodity positions, LOCs and other financial guarantees, the continuing decline of the national and regional economy and its impact on our major industrial and commercial customers, issues concerning the soundness of financial institutions and counterparties with which we do business, and the risks and other factors discussed from time to time in our SEC filings, and other similar factors. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for our management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. We expressly disclaim any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

Consolidated Report to the Financial Community - 4th Quarter 2008	21